Exhibit 21.1

Subsidiaries of Centuri Holdings, Inc.

Name of Subsidiary	Jurisdiction of Incorporation
Centuri Group, Inc.	Nevada
Centuri U.S. Division, Inc.	Nevada
Centuri Canada Division, Inc.	Ontario
Centuri Oil & Gas Group LLC	Delaware
Centuri Power Group LLC	Delaware
Centuri Services Group LLC	Delaware
NPL Canada LTD.	Ontario
WSN Construction Inc.	Ontario
Oil & Gas Division LLC	Delaware
Meritus Electric T&D Division	Delaware
Electric T&D Division LLC	Delaware
Meritus Electric T&D Division LLC	Delaware
Services Division LLC	Delaware
Meritus Services Division LLC	Delaware
W.S. Nicholls Western Construction LTD.	Federal
NPL Construction Co.	Nevada
Canyon Pipeline Construction, Inc.	Nevada
New England Utility Constructors, Inc.	Massachusetts
National Powerline LLC	Delaware
Electric T&D Holdings LLC	Delaware
Linetec Services, LLC	Delaware
Southwest Administrators, Inc.	Nevada
NPL East LLC	Delaware
NPL Great Lakes LLC	Delaware
NPL Mid-America LLC	Delaware
NPL West LLC	Delaware
National Barricade LLC`	Nevada
Intellichoice Energy, LLC	Delaware
Canyon Traffic Control LLC	Nevada
Canyon Special Projects LLC	Nevada
Neuco Equipment LLC	Nevada
Drum Parent LLC	Delaware
Intellichoice Energy of California, LLC	Delaware
Riggs Distler & Company, Inc.	Maryland
VRO Construction Partners 1, LLC	New Jersey
Riggs Gas LLC	Delaware
Shelby Mechanical LLC	Delaware
Shelby Plumbing, LLC	Delaware